CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-51881), Form S-3 (No. 33-36868), Form S-3 (No. 333-03803), Form S-3 (No. 333-51769),
Form S-8 (No. 2-94539), Form S-8 (No. 33-49693), Form S-8 (No. 333-03057),  Form
S-8 (No. 333-03055), and Form S-8 (No. 333-51595) of National Fuel Gas Company of our report dated October 27, 1998, appearing on page 56 of this Form 10-K.






Buffalo, New York
December 21, 1998